UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2007 (February 5, 2007)

CHINA SECURITY & SURVEILLANCE
TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian, Shenzhen, China, 100020
(Address of Principal Executive Offices)

(86) 755-83765666
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

On February 5, 2007, China Security & Surveillance Technology, Inc. (the “Company”), and Citadel Equity Fund Ltd. (“Citadel”) entered into a Notes Purchase Agreement (the “Notes Purchase Agreement”) pursuant to which, on February 8, 2007, the Company offered and sold to Citadel a $60,000,000 Senior Notes due February 16, 2007 (the “Notes”).

In connection with the Notes Purchase Agreement, on February 8, 2007, Citadel, The Bank of New York, as co-secured party, Mr. Tu Guo Shen, the Company’s CEO, Ms. Li Zhi Qun, Mr. Tu’s wife and Whitehorse Technology Limited, a British Virgin Islands company wholly owned by Mr. Tu (“Whitehorse,” and together with Mr. Tu and Ms. Li, the “Pledgor”) entered into a share pledge agreement (the “Share Pledge Agreement”). Under the Share Pledge Agreement, the Pledgor agrees to guarantee the Notes with 11,000,000 shares of the Company’s common stock held by Whitehorse as collateral. In addition, the Pledgor agrees that if, at any time, the value of such pledged stock is less than a certain percentage of the amount outstanding under the Notes Purchase Agreement and the Notes at such time (the “Minimum Collateral Value”), the Pledgor will additionally pledge certain shares of the Company’s common stock held by Ms. Li and, to the extent such additional shares is not sufficient, cash, as may be necessary such that the total value of the collateral is no less than the Minimum Collateral Value.

The offer and sale of the Notes were made in an offshore transaction pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The transaction closed on February 8, 2007.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Notes Purchase Agreement, Share Pledge Agreement or the transactions contemplated thereby, or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Notes Purchase Agreement and Share Pledge Agreement attached hereto as Exhibits 4.1 and 4.2, respectively.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 8, 2007, the Company issued the Notes to Citadel pursuant to the Notes Purchase Agreement. The Company will pay interest at a rate of 2.0% per annum on the principal amount of the Notes, payable on the maturity date, which is February 16, 2007 or such later date (no later than 120 days from the date of the issuance of the Notes) to be mutually agreed by and between the Company and Citadel (the “Maturity Date”).

The Company is obligated to, with certain exceptions, apply any net proceeds from any of its equity financings and debt financings received before the Maturity Date to the repayment of the Notes. In addition, all cash flow to the Company and its subsidiaries after the Maturity Date shall be applied immediately to the repayment of the Notes if any amount due and payable with respect to the Notes remains unpaid at that time.

Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)                                  Exhibits

4.1 Notes Purchase Agreement by and between the Company and Citadel, dated February 5, 2007.

4.2 Share Pledge Agreement by and among Citadel, The Bank of New York, Tu Guoshen, Li Zhi Qun and Whitehorse Technology Limited, dated February 8, 2007.

4.3 Form of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: February 9, 2007

/s/ Guoshen Tu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Notes Purchase Agreement by and between the Company and Citadel, dated February 5, 2007.
4.2	Share Pledge Agreement by and among Citadel, The Bank of New York, Tu Guoshen, Li Zhi Qun and Whitehorse Technology Limited, dated February 8, 2007.
4.3	Form of the Notes.